EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, Ga., Oct. 17, 2017 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $2,622,000, or $0.30 per diluted share for the third quarter of 2017 compared to $1,880,000, or $0.22 per diluted share for the comparable 2016 period, while net income available to shareholders for the nine month period ended September 30, 2017 was $6,961,000, or $0.81 per diluted share compared to $5,297,000, or $0.62 per share for the comparable 2016 period.  This increase of 31.41 percent in net income for the comparable year ago period was primarily driven by an increase in net interest income and noninterest income and a reduction in preferred stock dividends and loan loss provision.  “We are delighted to report our highest earnings quarter in a number of years,” said Ed Loomis, President and Chief Executive Officer.  “As the economic recovery chugs along, we expect to benefit with increased loan opportunities.  While our operating efficiencies have improved the past several quarters, we continue to explore different initiatives for additional improvement and thus further enhance shareholder value.  We remain optimistic that tax reform proposals will become reality in the near term and also provide a boost to future earnings.”

Capital

Colony continues to maintain a strong regulatory capital position to be categorized as “well-capitalized” by regulatory benchmarks.  At September 30, 2017, the Company’s tier one leverage ratio, tier one ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.91 percent, 14.76 percent,15.75 percent and 11.84 percent, respectively, compared to 9.72 percent, 14.33 percent, 15.32 percent  and 11.44 percent, respectively, at June 30, 2017.  The Company’s capital ratios were all in excess of regulatory minimums required to be classified as “well-capitalized.”

Net Interest Margin

During the third quarter of 2017, the Company reported net interest income of $9.84 million and a net interest margin of 3.50 percent compared to $9.56 million and 3.56 percent, respectively, for third quarter 2016, while net interest income YTD 2017 was $29.12 million and a net interest margin of 3.45 percent compared to $28.54 million and 3.52 percent, respectively, for the same comparable in 2016.  Second quarter 2017 net interest margin was 3.49 percent, thus a slight increase in net interest margin this quarter.   As we shift more dollars out of lower yielding investments into higher yielding loans, we should continue to realize net interest margin improvement.

Asset Quality

Asset quality remains solid with marked improvement from a year ago.  Substandard assets that include non-performing assets totaled $30.54 million at September 30, 2017 compared to $33.23 million and $41.49 million, respectively, at December 31, 2016 and September 30, 2016.  Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 23.14 percent, 25.67 percent and 31.34 percent, respectively, at September 30, 2017, December 31, 2016 and September 30, 2016.  Non-performing assets increased slightly from the previous quarter end to $13.32 million or 1.72 percent of total loans and other real estate owned as of September 30, 2017.  This compares to $18.79 million or 2.47 percent and $23.80 million or 3.03 percent, respectively, as of December 31, 2016 and September 30, 2016.

Other real estate (“OREO”) totaled $4.52 million at September 30, 2017 compared to $6.44 million and $9.81 million, respectively, at December 31, 2016 and September 30, 2016.   Though these levels remain at an elevated level, we continue to work diligently to dispose these properties at fair value.  There are several pending transactions  that we anticipate closing in the near future to further reduce our OREO holdings.

In the third quarter of 2017 net charge-offs were $66 thousand, or 0.01 percent of average loans as compared to net charge-offs of $541 thousand, or 0.07 percent of average loans in third quarter 2016, while YTD 2017 net charge-offs were $1,281 thousand, or 0.17 percent of average loans compared to $463 thousand, or 0.06 percent of average loans for the comparable 2016 period.  The loan loss reserve was $7.98 million or 1.04 percent of total loans on September 30, 2017 compared to $8.92 million or 1.18 percent and $9.20 million or 1.19 percent, respectively, at December 31, 2016 and September 30, 2016.  Loan loss reserve methodology resulted in no loan loss provision for three months ended September 30, 2017  compared to $354 thousand for the comparable 2016 period, while YTD 2017 provision for loan losses was $335 thousand compared to $1,062 thousand for the comparable 2016 period.

Noninterest Income

Total noninterest income increased in the comparable periods as noninterest income for nine months ended September 30, 2017 was $7.22 million compared to $7.16 million in the comparable 2016 period, or an increase of 0.80 percent.  Secondary mortgage fee income increased $122 thousand or 24.06 percent, service charges on deposits increased $130 thousand or 4.08 percent and debit card interchange fees increased $144 thousand or 7.95 percent to primarily account for the increase.  Offset to these increases was gains on the sale of securities in 2016 of $385 thousand compared to no gains in 2017.

Noninterest Expense

Total noninterest expense increased in the comparable periods as noninterest expense for nine months ended September 30, 2017 was $25.41 million compared to $25.24 million for the comparable 2016 period, or an increase of 0.67 percent.  Salaries and employee benefit expenses increased 4.64 percent, occupancy expense was relatively flat and other noninterest expense decreased 5.62 percent for the comparable periods.  The efficiency ratio improved to 69.69 percent for nine months ended September 30, 2017 compared to 71.22 percent for the comparable 2016 period.   The company continues to explore opportunities to improve its’ operating efficiency.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank.  Colony Bank conducts a general full service commercial, consumer and mortgage banking business through twenty-six offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Columbus, Cordele, Douglas, Eastman,
Fitzgerald, Leesburg, Moultrie, Quitman, Rochelle, Savannah, Soperton, Statesboro, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified.  In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act.  Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements.  Forward-looking statements speak only as of the date on which such statements are made.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	September 30, 2017	December 31, 2016	September 30, 2016
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$18,848	$28,822	$17,803
Interest-Bearing Deposits	12,752	46,345	13,872
Investment Securities
Available for Sale, at Fair Value	338,249	323,658	286,089
Federal Home Loan Bank Stock, at Cost	3,255	3,010	3,010
Loans	770,046	754,283	776,117
Allowance for Loan Losses	(7,977)	(8,923)	(9,203)
Unearned Interest and Fees	(430)	(361)	(382)
	761,639	744,999	766,532
Premises and Equipment	27,616	27,969	27,745
Other Real Estate	4,520	6,439	9,812
Other Intangible Assets	54	81	89
Other Assets	28,460	29,119	27,865
Total Assets	$1,195,393	$1,210,442	$1,152,817

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$162,706	$159,059	$138,941
Interest-Bearing	857,557	885,298	839,649
	1,020,263	1,044,357	978,590
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	56,000	46,000	46,000
	80,229	70,229	70,229

Other Liabilities	3,299	2,468	3,263

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share;
Authorized 10,000,000 Shares, Issued 0 Shares
as of Sept. 30, 2017, 9,360 as of Dec. 31, 2016 and
14,360 as of Sept. 30, 2016, Respectively	-	9,360	14,360
Common Stock, Par Value $1 a share; Authorized
20,000,000 Shares, Issued 8,439,258 Shares as of
Sept. 30, 2017, Dec. 31, 2016 and Sept. 30, 2016
Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	57,794	51,466	49,582
Accumulated Other Comprehensive Loss, Net of Tax	(3,776)	(5,022)	(791)
	91,602	93,388	100,735
Total Liabilities and Stockholders' Equity	$1,195,393	$1,210,442	$1,152,817

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Nine Months Ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$9,754	$9,810	$28,884	$29,135
Deposits with Other Banks	52	18	166	79
Investment Securities
U. S. Government Agencies	1,684	1,266	4,932	3,978
State, County and Municipal	27	30	87	97
Corporate Debt	23	-	59	-
Dividends on Other Investments	38	32	109	97
	11,578	11,156	34,237	33,386
Interest Expense
Deposits	1,191	1,187	3,559	3,580
Federal Funds Purchased	-	-	3	-
Borrowed Money	544	413	1,554	1,269
	1,735	1,600	5,116	4,849
Net Interest Income	9,843	9,556	29,121	28,537
Provision for Loan Losses	-	354	335	1,062
Net Interest Income After Provision for Loan Losses	9,843	9,202	28,786	27,475

Noninterest Income
Service Charges on Deposits	1,169	1,128	3,315	3,185
Other Service Charges, Commissions and Fees	741	686	2,300	2,104
Mortgage Fee Income	241	254	629	507
Securities Gains (Losses)	-	256	-	385
Other	273	313	974	980
	2,424	2,637	7,218	7,161
Noninterest Expense
Salaries and Employee Benefits	4,802	4,726	14,467	13,825
Occupancy and Equipment	1,014	1,025	2,965	2,967
Other	2,564	2,903	7,976	8,451
	8,380	8,654	25,408	25,243

Income Before Income Taxes	3,887	3,185	10,596	9,393
Income Taxes	1,265	927	3,424	2,907
Net Income	2,622	2,258	7,172	6,486

Preferred Stock Dividends	-	378	211	1,189

Net Income Available to Common Shareholders	$2,622	$1,880	$6,961	$5,297
Net Income Per Share of Common Stock
Basic	$0.31	$0.22	$0.82	$0.63
Diluted	$0.30	$0.22	$0.81	$0.62
Cash Dividends Declared Per Share	$0.025	-	$0.075	-
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,629,523	8,506,268	8,631,566	8,495,752

COLONY BANKCORP, INC
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net Interest Income	$9,843	$9,556	$29,121	$28,537
Provision for Loan Losses	-	354	335	1,062
Non-interest Income	2,424	2,637	7,218	7,161
Non-interest Expense	8,380	8,654	25,408	25,243
Income Taxes	1,265	927	3,424	2,907
Net Income	2,622	2,258	7,172	6,486
Preferred Stock Dividend	-	378	211	1,189
Net Income Available to
Common Shareholders	2,622	1,880	6,961	5,297

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,629,523	8,506,268	8,631,566	8,495,752
Earnings Per Basic Share (b)	$0.31	$0.22	$0.82	$0.63
Earnings Per Diluted Share (b)	$0.30	$0.22	$0.81	$0.62
Cash Dividends Declared Per Share	$0.025	-	$0.075	-
Common Book Value Per Share	$10.85	$10.23	$10.85	$10.23
Tangible Common Book Value Per Share	$10.85	$10.22	$10.85	$10.22

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Net Interest Margin (a)	3.50%	3.56%	3.45%	3.52%
Return on Average Assets (b)	0.88%	0.65%	0.78%	0.61%
Return on Average Total Equity (b)	11.57%	7.35%	10.23%	7.03%
Efficiency (c)	68.06%	72.22%	69.69%	71.22%

(1)  Annualized
(a)  Computed using fully taxable-equivalent net income
(b)  Computed using net income available to shareholders
(c)  Computed by dividing non-interest expense by the sum of fully taxable-
       equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	9/30/2017	9/30/2016
Total Assets	$1,195,393	$1,152,817
Loans, Net of Reserves	761,639	766,532
Allowance for Loan Losses	7,977	9,203
Intangible Assets	54	89
Deposits	1,020,263	978,590
Common Shareholders' Equity	91,602	86,375
Common Equity to Total Assets	7.66%	7.49%
Total Equity	91,602	100,735
Total Equity to Total Assets	7.66%	8.74%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Total Assets	$1,196,078	$1,151,458	$1,196,997	$1,157,816
Loans, Net of Reserves	759,017	756,776	751,849	748,960
Deposits	1,021,645	977,544	1,027,210	988,483
Common Shareholders' Equity	90,650	85,603	87,745	82,838
Total Equity	90,650	102,351	90,762	100,431

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Nonperforming Loans	$8,807	$13,987	$8,807	$13,987
Nonperforming Assets	13,327	23,799	13,327	23,799
Substandard Assets	30,539	41,485	30,539	41,485
Net Loan Chg-offs (Recoveries)	66	541	1,281	463
Reserve for Loan Loss to Total Loans	1.04%	1.19%	1.04%	1.19%
Reserve for Loan Loss to Non- performing Loans	90.58%	65.80%	90.58%	65.80%
Reserve for Loan Loss to Non-performing Assets	59.86%	38.67%	59.86%	38.67%
Net Loan Chg-offs (Recoveries)
to Avg. Total Loans	0.01%	0.07%	0.17%	0.06%
Nonperforming Loans to Total Loans	1.14%	1.80%	1.14%	1.80%
Nonperforming Assets to Total Assets	1.11%	2.06%	1.11%	2.06%
Nonperforming Assets to Total Loans
And Other Real Estate	1.72%	3.03%	1.72%	3.03%
Substandard Assets to Tier One Capital
and Allowance for Loan Losses	23.14%	31.34%	23.14%	31.34%

Quarterly Comparative Data (in thousands, except per share data)
	3Q2017	2Q2017	1Q2017	4Q2016	3Q2016
Assets	$1,195,393	$1,198,449	$1,208,765	$1,210,442	$1,152,817
Loans	761,639	767,069	751,056	744,999	766,532
Deposits	1,020,263	1,026,538	1,044,231	1,044,357	978,500
Common Shareholders’ Equity	91,602	88,992	85,861	84,028	86,375
Total Equity	91,602	88,992	85,861	93,388	100,735
Net Income	2,622	2,433	2,117	2,187	2,258
Net Income Available to
Common Shareholders	2,622	2,433	1,906	1,883	1,880
Net Income Per Basic Share	0.31	0.29	0.23	0.22	0.22

Key Performance Ratios	3Q2017	2Q2017	1Q2017	4Q2016	3Q2016
Return on Average Assets (1)	0.88%	0.81%	0.63%	0.64%	0.65%
Return on Average Total Equity (1)	11.57%	11.10%	8.11%	7.60%	7.35%
Common Equity to Total Assets	7.66%	7.43%	7.10%	6.94%	7.49%
Total Equity to Total Assets	7.66%	7.43%	7.10%	7.71%	8.74%
Net Interest Margin	3.50%	3.49%	3.35%	3.48%	3.56%

(1) Computed using net income available to shareholders

Contact:
Terry L. Hester
Chief Financial Officer
(229) 426-6000 (Ext 6002)